Exhibit 99.1

Aterian Adds Seasoned Industry Executive To Its Board Of Directors

Cynthia Williams Brings Significant Technology and E-Commerce Expertise from Microsoft and Amazon

NEW YORK, April 1, 2022 — Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”) announced that effective today Cynthia Williams has joined the Company’s Board of Directors (the “Board”).

Williams is an experienced e-commerce and technology executive who recently joined Hasbro, Inc. (Nasdaq: HAS) as President of its Digital Gaming Division and its subsidiary, Wizards of the Coast, the maker of games that include Dungeons & Dragons and Magic: The Gathering. Prior to joining Hasbro, Inc., Williams served as Vice President and General Manager of Microsoft Corporation’s (Nasdaq: MSFT) Gaming Ecosystem Commercial Team. Prior to Microsoft, Williams spent nearly 11 years at Amazon.com, Inc. (Nasdaq: AMZN), leading Fulfillment by Amazon (FBA), including as Finance Director, General Manager and lastly, Vice President. Prior to Amazon, Williams spent over 12 years at Altria Group, Inc. (Nasdaq: MO) as Associate Finance Director.

“We are pleased to welcome Cynthia as a new independent director to the Aterian board,” said Yaniv Sarig, Aterian’s Chief Executive Officer. Mr. Sarig continued, “She joins Aterian at an important time as we continue pursuing our goal of becoming a leading e-commerce platform. Cynthia brings incredibly valuable supply chain and e-commerce expertise to our board given her experience as a former Amazon executive where she led the global growth of their e-commerce direct-to-consumer business, Fulfillment by Amazon. With the recent additions to our board of Susan Lattmann and Sarah Liebel and now Cynthia, we have significantly strengthened Aterian’s leadership.”

“I am excited to join Aterian’s Board of Directors at this stage to help position the Company for future growth”, said Cynthia Williams. “I am enthusiastic about Aterian’s technology-driven vision as they build the next generation consumer product platform, and I am looking forward to teaming up with the Board to drive future success at the Company.”

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER), is a leading technology-enabled consumer products platform that builds, acquires, and partners with best-in-class e-commerce brands by harnessing proprietary software and an agile supply chain to create top selling consumer products. The Company’s cloud-based platform, Artificial Intelligence Marketplace Ecommerce Engine (AIMEE™), leverages machine learning, natural language processing and data analytics to streamline the management of products at scale across the world’s largest online marketplaces, including Amazon, Shopify and Walmart. Aterian has thousands of SKUs across 14 owned and operated brands and sells products in multiple categories, including home and kitchen appliances, health and wellness, beauty and consumer electronics.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements regarding our goal of becoming the leading e-commerce platform, future growth and building the next generation consumer product platform. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to: those related to the global shipping disruptions, our ability to continue as a going concern, our ability to meet financial covenants with our lenders, our ability to create operating leverage and efficiency when integrating companies that we acquire, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform; those related to our ability to grow internationally and through the launch of products under our brands and the acquisition of additional brands; those related to the impact of COVID-19, including its impact on consumer demand, our cash flows, financial condition, forecasting and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; our ability to disrupt the consumer products industry; our ability to grow market share in existing and new product categories; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies and our ability to integrate such companies and technologies with our business, our ability to continue to access debt and equity capital (including on terms advantageous to the Company) and the extent of our leverage and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Investor Contact:

Ilya Grozovsky

Director of Investor Relations & Corp. Development

Aterian, Inc.

ilya@aterian.io

917-905-1699